Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Digital Recorders, Inc. on Form S-1 (No. 033-XXXXXX) of our report, dated March 31, 2004, except for Note 7, as to which the date is April 14, 2004 and Note 21, as to which the date is April 1, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/McGladrey & Pullen, LLP

Raleigh, North Carolina
January 4, 2005